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                                                                     EXHIBIT 4.7

                                                  TRANSLATED FOR REFERENCE ONLY.

                                POWER OF ATTORNEY

I, Li Juan, a citizen of the People's Republic of China (hereinafter referred to as "China"), Chinese identity card number 420983197609010023, am a shareholder of Primalights III Agriculture Development Co., Ltd. (hereinafter referred to as "P3A") holding 40% of the equity interest in P3A. I hereby irrevocably authorize Mr. Qian Zhaohua to exercise the following rights within the valid term of this Power of Attorney:

I authorize Mr. Qian Zhaohua (China identity card number: 130224670510033) to represent myself with full power to exercise the shareholder's rights including voting rights at the shareholders' meeting of P3A in accordance with Chinese laws and Articles of Association of P3A, including but not limited to: execute the relevant legal documents with respect to the sale or transfer of all or part of my equity interest held in P3A; and to act as my authorized representative at the shareholders' meeting of P3A to designate and appoint a general manager of P3A.

Such authorization and designation have a prerequisite condition that Mr. Qian Zhaohua is a Chinese citizen, and that he is an employee of Aero-Biotech Science & Technology Co., Ltd. (hereinafter referred to as "Aero-Biotech") and that Aero-Biotech agrees to such authorization and designation. Once Mr. Qian Zhaohua leaves Aero-Biotech or Aero-Biotech notifies me to terminate the aforesaid authorization and designation, I will immediately recover the authorization and designation granted herein, and I will designate/ authorize another personnel nominated by Aero-Biotech and exercise all my shareholder rights including voting rights at a shareholders' meeting of P3A as a shareholder should enjoy.

In the validly existing period of P3A, unless for any reason an early termination of the "Exclusive Call Option Agreement" which is jointly signed by me, Aero-Biotech and P3A, this Power of Attorney shall remain effective throughout the operating period of P3A from the date this Power of Attorney is signed.


/s/ Li Juan
-------------------------------------
June 8, 2007

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                                POWER OF ATTORNEY

I, Xue Zhi Xin, a citizen of the People's Republic of China (hereinafter referred to as "China"), Chinese identity card number 140102621023081, am a shareholder of Primalights III Agriculture Development Co., Ltd. (hereinafter referred to as "P3A") holding 25% of the equity interest in P3A. I hereby irrevocably authorized Mr. Qian Zhaohua to exercise the following rights within the valid term of this Power of Attorney:

I authorize Mr. Qian Zhaohua (China identity card number: 130224670510033) to represent myself with full power to exercise the shareholder's right including vote right at the shareholders' meeting of P3A in accordance with Chinese law and Articles of Association of P3A, including but not limited to: to execute the relevant legal documents with respect to the sale or transfer of all or part of my equity interest held in P3A; and to act as my authorized representative at the shareholders' meeting of P3A to designate and appoint a general manager of P3A.

Such authorization and designation have a prerequisite condition that Mr. Qian Zhaohua is a Chinese citizen, and that he is an employee of Aero-Biotech Science & Technology Co., Ltd. (hereinafter referred to as "Aero-Biotech") and that Aero-Biotech agrees to such authorization and designation. Once Mr. Qian Zhaohua leaves Aero-Biotech or Aero-Biotech notifies me to terminate the aforesaid authorization and designation, I will immediately recover the authorization and designation granted herein, and I will designate/ authorize another personnel nominated by Aero-Biotech and exercise all my shareholder's rights including voting rights at a shareholders' meeting of P3A as a shareholder should enjoy.

In the validly existing period of P3A, unless for any reason an early termination of the "Exclusive Call Option Agreement" which is jointly signed by me, Aero-Biotech and P3A, this Power of Attorney shall remain effective throughout the operating period of P3A from the date this Power of Attorney is signed.


/s/ Xue Zhi Xin
---------------
June 8, 2007

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                                POWER OF ATTORNEY

I, Zhang Ming She, a citizen of the People's Republic of China (hereinafter referred to as "China"), Chinese identity card number 140104710212037, am a shareholder of Primalights III Agriculture Development Co., Ltd. (hereinafter referred to as "P3A") holding 5% of the equity interest in P3A. I hereby irrevocably authorized Mr. Qian Zhaohua to exercise the following rights within the valid term of this Power of Attorney:

I authorize Mr. Qian Zhaohua (China identity card number: 130224670510033) to represent me with full power to exercise the shareholder's right including voting right at the shareholders' meeting of P3A in accordance with Chinese law and Articles of Association of P3A, including but not limited to: to execute the relevant legal documents with respect to the sale or transfer of all or part of my equity interest held in P3A; and to act as my authorized representative at the shareholders' meeting of P3A to designate and appoint a general manager of P3A.

Such authorization and designation have a prerequisite condition that Mr. Qian Zhaohua is a Chinese citizen, and that he is an employee of Aero-Biotech
Science and Technology Company Limited (hereinafter referred to as "Aero-Biotech") and that Aero-Biotech agrees to such authorization and designation. Once Mr. Qian Zhaohua leaves Aero-Biotech or Aero-Biotech notifies me to the terminate the aforesaid authorization and designation, I will immediately recover the authorization and designation granted herein, and I will designate / authorize another personnel nominated by Aero-Biotech and exercise all my shareholder's rights including voting rights at a shareholders' meeting of P3A as a shareholder should enjoy.

In the validly existing period of P3A, unless for any reason an early termination of the "Exclusive Call Option Agreement" which is jointly signed by me, Aero-Biotech and P3A, this power of attorney shall remain effective throughout the operating period of P3A from the date this Power of Attorney is signed.


/s/ Zhang Ming She
-------------------------------------
June 8, 2007